Amendment No. 1 to

SkyTerra Communications, Inc.

2006 Equity and Incentive Plan

THIS AMENDMENT NO. 1 is made to the SkyTerra Communications, Inc. 2006 Equity and Incentive Plan (the “Equity Plan”) effective as of July 24, 2008. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Plan.

WHEREAS, the Board of Directors of SkyTerra Communications, Inc. (the “Company”) has previously adopted the Equity Plan;

WHEREAS, Section 15 of the Equity Plan provides in relevant part that the Board of Directors of the Company (the “Board”) may at any time amend the Equity Plan in any respect whatsoever, subject to stockholder approval if required under applicable law; provided, that no such amendment may adversely affect the rights of a Participant under any outstanding Award without such Participant’s consent;

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan as provided herein; and

WHEREAS, the Board has further determined that (i) stockholder approval of the amendment set forth herein is not required by applicable law and (ii) no Participant’s rights under outstanding Awards are adversely affected by such amendment;

NOW THEREFORE, pursuant to its authority under Section 15 of the Equity Plan, Section 4(c) of the Equity Plan is amended in its entirety to read as follows:

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), re-capitalization, Common Stock split, reverse Common Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, rights offering made on the same terms to all Company stockholders, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it in its good faith discretion deems necessary or appropriate to any or all of (1) the number and kind of shares of Common Stock or other securities which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Common Stock, securities or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424 of the Code.

Except as amended hereby, the Equity Plan shall remain in full force and effect.

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Randy Segal
Randy Segal
Title:	SVP, General Counsel and Secretary

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